Exhibit 3.2(bb)

"CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT IDENTIFIED BY *** HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS."



AGREEMENT dated September 20, 2005

BETWEEN

AUTOGEN RESEARCH PTY LIMITED(1) ABN 84 074 636 847 of Pigdons Road, Waurn Ponds Victoria 3217 ("AUTOGEN RESEARCH")

AND

INTERNATIONAL DIABETES INSTITUTE ACN 007 342 412 of 260 Kooyong Road, Caulfield, Victoria 3162 ("IDI")


RECITALS

A. On 14 January 1998 Autogen Research (then named Autogen Pty Ltd) and IDI entered into an agreement entitled Research, Licence and Commercialisation Agreement ("RESEARCH AGREEMENT FOR HUMAN DIABETES / OBESITY DISCOVERY") setting out the terms and conditions for research to be carried out with the participation of the parties.

B. The parties now agree to extend the Research Agreement subject to the terms and conditions of this Agreement.


AGREEMENT

1.       EXTENSION OF TERM

         With effect on and from 1 July 2005 the parties agree that the term of the Research Agreement is extended until 31 December 2005 ("EXTENDED TERM") (unless the Research Agreement is earlier terminated in accordance with its terms). During the Extended Term the terms and conditions of the Research Agreement will continue to apply except to the extent to which they are inconsistent with anything set out in this Agreement, in which case the provisions of this Agreement will prevail to the extent of the inconsistency.

2.       PAYMENT AND RESEARCH PROPOSAL DURING EXTENDED TERM

         During the Extended Term:

         (a) the budget set out in Schedule 1 to this Agreement will be substituted for any payment program previously applying under the Research Agreement; and

--------
(1) Autogen Research Pty Ltd is a wholly-owned subsidiary of ChemGenex Pharmaceuticals Limited (ABN 79 000 248 304).

         (b) the research plan (including any milestones set out therein) set out in Schedule 2 to this Agreement will be substituted for any research proposal and workplans previously applying under the Research Agreement.


EXECUTED AS AN AGREEMENT


SIGNED FOR AND BEHALF of   )
AUTOGEN RESEARCH PTY       )
LIMITED ABN 84 074 636 847 )





..................................
Director

SIGNED FOR AND BEHALF of   )
INTERNATIONAL DIABETES     )
INSTITUTE ACN 007 342 412  )




..................................      ......................................
Secretary                              Director

SCHEDULE 1: BUDGET - INTERNATIONAL DIABETES INSTITUTE


ITEM 1: COMMENCEMENT DATE JULY 1, 2005



ITEM 2: TOTAL BUDGET FOR THE PERIOD OF JULY 1, 2005 TO DECEMBER 31, 2005 IS AUD$***.

Funding consists of quarterly payments of $*** plus GST. The first payment will be made by July 31 2005. Subsequent payments will be made upon satisfactory completion of the performance reviews required under clause 5 of the Research Agreement, those performance reviews (for the avoidance of doubt) to be completed by the following dates -

o        31 October, 2005

IDI is required to forward the reviews to Autogen and following satisfactory performance, IDI will then invoice Autogen for quarterly payment of research in advance.



PERSONNEL:
Jeremy Jowett Ph.D                    PI                             100%               $***
Katherine Shields Ph.D                Co-I                           100%               $***
Kristi Gluschenko BSc Hons            RA                             100%               $***
Jianmin Wang BSc                      RA                             100%               $***
Amanda Eddy BSc Hons                  RA                             100%               $***
Hoki Beckham-Sionetali                Office Manager                 60%                $***

                                                                     Total              $***



SUPPLIES:
Equipment Maintenance Contracts (Freezers, ABI, Sqnm)                                   $***
Laboratory Supplies                                                                     $***
                                                                     Total              $***


EQUIPMENT:

None Required                                                                           $0


TOTAL PERSONNEL, SUPPLIES AND EQUIPMENT:                                                $***
Indirect Costs:                                                                         $***

GRAND TOTAL:                                                                            $*** AU

SCHEDULE 2: PROJECT

                        INTERNATIONAL DIABETES INSTITUTE



RESEARCH AIMS:



1. IDENTIFY NOVEL DIABETES & OBESITY GENES USING QTL DISSECTION.


We plan to complete if possible the dissection and identification novel druggable genes within each of three QTLs that we have been working on over the last 3 years. To maximise commercial benefits to ChemGenex, each QTL's snpscan shall be limited to druggable targets only, once completed, no further work will be undertaken on a QTL.



                                      QTLS

o        ***
o        ***
o        ***



QTL         CURRENTLY IN PROGRESS                                 TASK                        MILESTONES
-------------------------------------------------------------------------------------------------------------
***         *** druggable genes, 137/147 snps completed (St4)     Complete *** SNPs and rpts  June (KS)

                                                                  Cohort typing of assoc snps September (KS)

            *** druggable genes, complete pending *** data (St5)  Select & type SNPs          December (TBA)
-------------------------------------------------------------------------------------------------------------
***         *** druggable genes (80) and cSNPs (125), 205 snps    Complete *** druggable     September (JW)
            total (St6)                                           SNPs
-------------------------------------------------------------------------------------------------------------
***         *** druggable genes (31) and cSNPs (198), 229 snps    Complete *** druggable     August (AE)
            total (St6)                                           SNPs
-------------------------------------------------------------------------------------------------------------

2.     IDENTIFICATION OF A NOVEL DIABETES GENE FROM A SELECTED QTL


There are currently *** candidate genes that we have identified as having the potential to contribute to the 3 linkage signals under investigation. It will be of benefit for ChemGenex to pursue the identification of ONE of these with a view to presentation of the results at International scientific conferences and publication in a high impact journal. This would be expected to establish credibility and recognition for ChemGenex's human genomics gene discovery program and may facilitate future investment in the program.



While it is preferable that the pursued candidate is druggable, the candidate with the strongest evidence to date is *** (AGT505) with 4 statistically significant and independent associations with FPG on *** Therefore this candidate will be further analysed, while all others placed on hold following completion of the initial investigation.



Designated regions most likely to be functional (exons, putative promoter, conserved flanking and intronic segments) within AGT505 will be resequenced in 50 individuals. Novel SNPs will be genotyped in the entire cohort (n=450) and assessed for association with FPG.



Candidate Genes

-----------------------------------------------------------------------------------------------------------------------------------
GENE            QTL      FUNCTION                          IP     DATA               TASKS TO COMPLETE         MILESTONES
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      put. receptor assoc protein       CXS    4 sig ind assoc    Type assoc in cohort      June (KS)
                                                                                     Seq gene for novel snps   October   (KG,  AE,
                                                                                                               KS, JW)
                                                                                     Type novel snps           December (TBA)
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      ion channel                       CXS    1 sig indep assoc                            Hold
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      ? hydrolase (goa)                 TBD    1 sig indep assoc  type in  cohort  (1),  1  July, Hold
                                                                                     in St6
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      ? GTPase (goa)                    TBD    1 sig indep assoc  3 snps current (St6)      July, Hold
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      nuclear   receptor   coactivator  TBD    1 sig indep assoc  type assoc in cohort (4)  July, Hold
                         (NOR1)
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      protease                          TBD    1 sig indep assoc  type assoc in cohort (3)  July, Hold
-----------------------------------------------------------------------------------------------------------------------------------
***             ***      S/T kinase                        TBD    1 sig indep assoc  type assoc in cohort (1)  July, Hold
--------------- -------- --------------------------------- ------ ------------------ ------------------------- --------------------

TBD - To be determined